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                                                                     EXHIBIT (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" and "Transfer and Dividend Disbursing Agent, Legal Counsel and Independent Auditors" in Post-Effective Amendment No. 14 under the Securities Act of 1933 and Amendment No. 32 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 333-71469 and 811-07384) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Institutional Funds and to the incorporation by reference therein of our report dated May 1, 2002 (except Note F, as to which the date is May 17, 2002), with respect to the financial statements and financial highlights included in its Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

Los Angeles, California
January 27, 2003